Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our reserves report, dated June 22, 2023, relating to the proved oil and gas reserves of Percussion Petroleum Operating II, LLC as of December 31, 2022 (the “Report”), included in or made a part of this Current Report on Form 8-K of Callon Petroleum Company (the “Company”) dated July 7, 2023, in accordance with the requirements of the Securities Act of 1933, as amended. We further consent to the incorporation by reference of our Report and references to our firm in the Company’s Registration Statements on Forms S-3ASR (File No. 333-235634 and File No. 333-261235), on Form S-3 (File No. 333-251490) and on Forms S-8 (File No. 333-109744, File No. 333-176061, File No. 333-188008, File No. 333-212044, File No. 333-224829, File No. 333-235635, File No. 333-235636, and File No. 333-239006).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas
July 7, 2023